EXHIBIT 10.1

                         AMENDMENT NO. 4
                               TO
               ORBCOMM SYSTEM DESIGN, DEVELOPMENT,
                     AND OPERATIONS AGREEMENT


       This Amendment No. 4 to the ORBCOMM System Design, Development and Operations Agreement ("Amendment No. 4") is made and entered into as of this 17th day of March 1995 by and between Orbital Communications Corporation ("ORBCOMM") and ORBCOMM Development Partners, L.P. ("ORBCOMM Development").

                       W I T N E S S E T H

      WHEREAS, ORBCOMM Development and ORBCOMM previously entered into the ORBCOMM System Design, Development, and Operations Agreement dated as of June 30, 1993, as such agreement has been amended by Amendment No. 1 dated as of the 1st day of March 1994, Amendment No. 2 dated as of the 1st day of March 1994 and Amendment No. 3 dated as of the 1st day of April 1994 (as amended, the "Agreement"); and

     WHEREAS, ORBCOMM Development and ORBCOMM desire to amend and modify the Agreement as set forth herein.

     NOW, THEREFORE, the parties agree as follows:

      SECTION 1. Terms used but not otherwise defined herein shall have the meanings attached thereto in the Agreement.


      SECTION 2. Section 8.3 of the Agreement is deleted in its entirety and replaced with the following:

            Section 8.3 Acceptance of Launch Vehicles and Spacecraft under Section 2.3 and 2.10(c). Final acceptance of the hardware and transfer of title of the launch vehicles shall be made at separation of the launch vehicle from the carrier aircraft. Acceptance for each plane of satellites (CLINs 001, and CLINs 003, 004, 005 and 006, if exercised) shall occur upon successful on-orbit insertion and completion of check-out of the satellites and on-orbit satellite acceptance testing. Transfer of title and risk of loss for such satellites shall occur upon expiration of the 30-day warranty period set forth in Attachment 4 to the Satellite and Launch Services Agreement referred to in
     Article 11 hereof. The satellite control center shall be accepted concurrently with acceptance of the FM-1 and FM-2 spacecraft.


      IN  WITNESS WHEREOF, the parties have caused this Amendment
No. 4 to be executed as of the day and year first written above.

ORBITAL COMMUNICATIONS CORPORATION      ORBCOMM DEVELOPMENT PARTNERS,
                                        L.P.


By: /s/ Alan L. Parker                  By: Orbital Communications Corporation,
     Name: Alan L. Parker               General Partner
     Title: President

                                        By: /s/ Alan L. Parker
                                          Name: Alan L. Parker
                                          Title: President


                                        By: Teleglobe Mobile Partners,
                                                General Partner

                                        By: Teleglobe Mobile Investments Inc.
                                                its Managing Partner


                                        By: /s/ Guthrie J. Stewart
                                            Name: Guthrie J. Stewart
                                            Title: Chairman of the Board and
                                            Chief Executive Officer